AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CF BANKSHARES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	34-1877137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4960 E. Dublin Granville Road, Suite #400

Columbus, Ohio 43081

(614) 334-7979

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy T. O’Dell

4960 E. Dublin Granville Road, Suite #400

Columbus, Ohio 43081

(614) 334-7979

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony D. Weis

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, OH 43215

(614) 464-5465

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2025

PROSPECTUS

Up to 1,260,700 Shares of Non-Voting Common Stock

Up to 1,260,700 Shares of Common Stock Issuable Upon Conversion of Non-Voting Common Stock

This prospectus relates to the resale from time to time by the securityholders named in this prospectus (the “Selling Securityholders”) of up to 1,260,700 shares of our non-voting common stock, par value $0.01 per share (“Non-Voting Common Stock”), and up to 1,260,700 shares of our (voting) common stock, par value $0.01 per share (“Voting Common Stock”), issuable upon conversion of shares of Non-Voting Common Stock (collectively, the “Securities”).

We issued and sold 12,337 shares of our Series C Preferred Stock in the Private Placement (as defined in the section entitled “Selling Securityholders” beginning on page 4 of this prospectus) on October 25, 2019, and subsequently issued an additional 270 shares of our Series C Preferred Stock on March 30, 2020 in exchange for 27,000 shares of our Voting Common Stock issued in the Private Placement. All 12,607 shares of our Series C Preferred Stock were automatically converted into 1,260,700 shares of Non-Voting Common Stock on May 28, 2020. We are registering the resale of the Securities pursuant to agreements we entered into with the Selling Securityholders in the Private Placement. The Selling Securityholders may offer and sell the Securities in public or private transactions, or both. These sales may occur at fixed prices, at prices related to prevailing market prices, at negotiated prices or at market prices prevailing at the time of sale. For more information, please see the section entitled “Plan of Distribution” beginning on page 13 of this prospectus.

The Selling Securityholders may sell all or a portion of the Securities through underwriters, broker-dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Securityholders, the purchasers of the Securities, or both. See “Plan of Distribution” for a more complete description of the ways in which the Securities may be sold. The names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts, concessions, and commissions will be set forth in a supplement to this prospectus.

We will not receive any proceeds from the sale of the Non-Voting Common Stock by the Selling Securityholders.

Our shares of Voting Common Stock are listed on The NASDAQ Capital Market under the symbol “CFBK”. On January 2, 2025, the last reported sale price of our shares of Voting Common Stock was $25.20 per share. Shares of our Non-Voting Common Stock are not listed on any exchange, and we do not intend to list shares of the Non-Voting Common Stock on any exchange.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE SECTION CAPTIONED “RISK FACTORS ” ON PAGE 1 OF THIS PROSPECTUS, ANY RISK FACTORS IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AND IN ITEM 1.A. RISK FACTORS IN THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND UNDER SIMILAR HEADINGS IN THE OTHER FILINGS THAT THE COMPANY MAKES WITH THE SECURITIES AND EXCHANGE COMMIMSSION FROM TIME TO TIME BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025.

i

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider any risk factors contained in any applicable prospectus supplement, as well as the risk factors set forth in our most recent Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) and any material changes to those risk factors set forth in a Quarterly Report on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC, using a “shelf” registration process. Under this registration process, the Selling Securityholders may from time to time offer and sell or otherwise dispose of the Securities covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

Each time a Selling Securityholder sells Securities, the Selling Securityholder is required to provide you with a prospectus containing specific information about the Selling Securityholder. You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor any of the Selling Securityholders has authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No offer to sell these Securities will be made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, all references in this prospectus to the “Company,” “we,” “us,” “our” mean CF Bankshares, Inc., a Delaware corporation, and its consolidated subsidiaries.

Our logo and other trademarks or service marks appearing in this prospectus are the property of the Company and our subsidiaries. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, but not limited to:

(1) projections of revenues, income or loss, earnings or loss per share of common stock, capital structure and other financial items; (2) plans and objectives of the management or Boards of Directors of the Company or CFBank, National Association (“CFBank”); (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties will be described under the “RISK FACTORS” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•

changes in economic and political conditions could adversely affect our earnings through declines in deposits, loan demand, the ability of our customers to repay loans and the value of the collateral securing our loans;

•

the effects of interest rate policies, changes in the interest rate environment due to economic conditions and/or the fiscal and monetary policy measures undertaken by the U.S. government and the Federal Reserve Board, including changes in the Federal Funds Target Rate, in response to such economic conditions, which could adversely impact interest rates, the interest rate yield curve, interest margins, loan demand and interest rate sensitivity;

•	the effects of inflationary pressures and the impact of elevated interest rates on borrowers’ liquidity and ability to repay;

•	defaults by other financial institutions could adversely affect our business, earnings and financial condition;

•

our allowance for credit losses may not be adequate to absorb the expected lifetime losses in our loan portfolio, and any increase in our allowance for credit losses or loan charge-offs, including increases required by applicable regulatory authorities, could have a material adverse effect on our financial condition and results of operations;

•	our emphasis on commercial, commercial real estate and multi-family residential real estate lending may expose us to increased lending risks;

•	our adjustable-rate loans may expose us to increased lending risks;

•	our business and financial results are subject to risks associated with the creditworthiness of our customers and counterparties;

•	we may not be able to effectively manage our growth;

•	future acquisitions or other expansion may adversely affect our financial condition and results of operations;

•

we face strong competition from other financial institutions, financial services companies and other organizations offering services similar to those offered by us, which could result in our not being able to sustain or grow our loan and deposit businesses;

•	we rely heavily on our management team and other key employees, and the unexpected loss of key employees may adversely affect our operations;

•

we are exposed to a variety of operational risks, including reputational risk, legal and compliance risk, cybersecurity risk, the risk of fraud or theft by employees or third parties, unauthorized transactions by employees or operational errors, including clerical and record-keeping errors or those resulting from faulty or disabled computer or telecommunication systems;

•	unauthorized disclosure of sensitive or confidential client information or breaches in security of our systems could severely harm our business;

•	our business could be adversely affected through third parties who perform significant operational services on our behalf;

•

we operate in a highly regulated industry, and the laws and regulations that govern our operations, corporate governance, executive compensation and financial accounting, or reporting, including changes in, or failure to comply with the same, may adversely affect the Company;

•	legislative or regulatory changes or actions could adversely impact our business;

•	we are subject to limitations and conditions on certain activities as a result of our “Needs to Improve” Community Reinvestment Act (CRA) rating;

•	deposit insurance premiums may increase and have a negative effect on our results of operations;

•	we may be the subject of claims or litigation which could result in legal liability and damage to our business and reputation;

•	changes in accounting standards, policies, estimates or procedures could impact our reported financial condition or results of operations;

•	we are a holding company and depend on our subsidiary bank for dividends;

•	the market price of our common stock may be subject to fluctuations and volatility;

•	adverse changes in the financial markets may adversely impact our results of operations;

•	we are at risk of increased losses from fraud;

•	we need to constantly update our technology in order to compete and meet customer demands; and

•	climate change, severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact our business.

The factors identified above should not be considered an exhaustive list of all factors that could adversely affect our business, financial condition, liquidity or results of operations. You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the sections of this prospectus titled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this section is to secure the use of the safe harbor provisions.

CF BANKSHARES INC.

The Company is the registered bank holding company for its wholly-owned subsidiary, CFBank, National Association (“CFBank”). As a financial holding company, the Company is subject to regulation by the the Board of Governors of the Federal Reserve System (the “FRB”). Currently, the Company does not transact material business other than through CFBank. As a national bank, CFBank is subject to primary regulation by the Office of the Comptroller of the Currency (the “OCC”) and is further regulated by the Federal Deposit Insurance Corporation and by the FRB.

CFBank is a nationally chartered boutique commercial bank operating primarily in four major metro markets: Columbus, Cleveland, and Cincinnati, Ohio, and Indianapolis, Indiana. CFBank focuses on serving the financial needs of closely held businesses and entrepreneurs, by providing comprehensive Commercial, Retail and Mortgage Lending services, including online and mobile banking. In all regional markets, CFBank provides commercial loans and equipment leases, commercial and residential real estate loans and treasury management depository services, residential mortgage lending, and full-service commercial and retail banking services and products.

Our revenues are derived principally from the generation of interest and fees on loans originated by CFBank and, to a lesser extent, interest and dividends on securities. Our primary sources of funds are retail and business deposit accounts and certificates of deposit and, to a lesser extent, brokered deposits, principal and interest payments on loans and securities, Federal Home Loan Bank advances, other borrowings and proceeds from the sale of loans.

At September 30, 2024, our consolidated assets totaled $2.07 billion and our stockholders’ equity totaled $164.0 million.

Our principal executive offices are located at 4960 E. Dublin Granville Road, Suite #400, Columbus, Ohio 43081. The telephone number of our corporate headquarters is (614) 334-7979 and our website address is www.CF.Bank. Information on our website is not incorporated by reference in, or otherwise a part of, this prospectus or any applicable prospectus supplement.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” in this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Non-Voting Common Stock or the Voting Common Stock issuable upon conversion of the Non-Voting Common Stock by any Selling Securityholder. All proceeds from the sale of these Securities will be solely for the accounts of the Selling Securityholders.

SELLING SECURITYHOLDERS

On October 31, 2019, pursuant to the terms of a Securities Purchase Agreement dated October 25, 2019 (the “Securities Purchase Agreement”), by and among the Company, the Selling Securityholders and certain other purchasers, we completed a private placement (the “Private Placement”) in which we issued an aggregate of 849,615 shares of the Company’s Voting Common Stock at a purchase price of $12.00 per share and 12,337 shares of a new series of the Company’s Non-Voting Convertible Perpetual Preferred Stock, Series C, par value $0.01 per share (the “Series C Preferred Stock”) at a purchase price of $1,200 per share for an aggregate offering price of approximately $25 million. We subsequently issued an additional 270 shares of our Series C Preferred Stock on March 30, 2020 in exchange for 27,000 shares of our Voting Common Stock issued in the Private Placement. The securities sold in the Private Placement were issued without registration under the Securities Act in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as securities offered and sold only to accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) in a transaction not involving any public offering.

At the Company’s annual meeting of stockholders on May 27, 2020, the Company’s shareholders adopted an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to authorize a separate class of Non-Voting Common Stock. On May 28, 2020, the Company filed with the Delaware Secretary of State a Certificate of Amendment to the Company’s Certificate of Incorporation to authorize 1,260,700 shares of Non-Voting Common Stock. Effective as of the close of business on May 28, 2020, all 1,260,700 authorized shares of Non-Voting Common Stock were issued upon conversion of the 12,607 outstanding shares of the Company’s Series C Preferred Stock. Pursuant to the terms of the Series C Preferred Stock, each outstanding share of Series C Preferred Stock converted automatically into 100 shares of Non-Voting Common Stock at such time.

We are registering the Securities offered by this prospectus on behalf of the Selling Securityholders pursuant to the registration rights granted to the Selling Securityholders pursuant to the Registration Rights Agreement entered into by the Company and the Selling Securityholders in connection with the Private Placement. Additional information regarding the Registration Rights Agreement is provided in the section entitled “Other Material Relationships with the Selling Stockholders.”

The Selling Securityholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Non-Voting Common Stock listed below that have been issued to them, and any or all of the shares of Voting Common Stock issuable upon conversion of shares of Non-Voting Common Stock.

The table below sets forth the name of the Selling Securityholders and the number of shares of our Non-Voting Common and Voting Common Stock beneficially owned by each such Selling Securityholder as of January 2, 2025. The information set forth below is based on information provided by or on behalf of the Selling Securityholders prior to the date hereof. Information concerning the Selling Securityholders may change from time to time. The Selling Securityholders may from time to time offer and sell any or all of the Securities under this prospectus. Because the Selling Securityholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our Securities that the Selling Securityholders will hold upon consummation of any such sales. In addition, since the date on which the Selling Securityholders provided this information to us, such Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the offered Securities.

For more information relating to our relationship with the Selling Securityholders, see “Other Material Relationships with the Selling Securityholders.”

	Shares of Non-Voting Common Stock				Shares of Voting Common Stock
Name of Selling Securityholder	Number of shares of common stock beneficially owned prior to offering	Maximum number of shares of common stock registered for sale hereby	Number of shares of common stock beneficially owned after offering(1)	Percentage of common stock beneficially owned after offering(1)	Number of shares of common stock beneficially owned prior to offering		Maximum number of shares of common stock registered for sale hereby	Number of shares of common stock beneficially owned after offering(1)	Percentage of common stock beneficially owned after offering(2)
Castle Creek Capital Partners VII, L.P.	1,184,000	1,184,000	—	—	1,497,145	(3)	1,184,000	313,145	4.9%
AB Financial Services Opportunities Master Fund L.P.	76,700	76,700	—	—	473,725	(4)	76,700	397,025	6.2%

(1)	Assumes the sale of all shares of Non-Voting Common Stock and Voting Common Stock offered pursuant to this prospectus.

(2)

Calculated based on 6,386,585 shares of Voting Common Stock outstanding, which was calculated based on (i) 5,125,885 shares of Voting Common Stock outstanding as of November 8, 2024, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024, and (ii) an additional 1,260,700 of Voting Common Stock that would be issued to the Selling Securityholders upon conversion of the 1,260,700 shares of Non-Voting Common Stock offered pursuant to this prospectus.

(3)

Consists of (i) 313,145 shares of Voting Common Stock held by Castle Creek Capital Partners VII, L.P. and (ii) 1,184,000 shares of Voting Common Stock issuable upon conversion of the Non-Voting Common Stock held by Castle Creek Capital Partners VII, L.P.

(4)

Consists of (i) 397,025 shares of Voting Common Stock held by AB Financial Services Opportunities Master Fund L.P. and (b) 76,700 shares of Voting Common Stock issuable upon conversion of the Non-Voting Common Stock held by AB Financial Services Opportunities Master Fund L.P. Excludes 200,000 shares of Voting Common Stock issuable upon conversion of 2,000 shares of the Company’s Series D Preferred Stock held by AB Financial Services Opportunities Master Fund L.P.

Other Material Relationships with the Selling Securityholders

Securities Purchase Agreement

Pursuant to the terms of the Securities Purchase Agreement, for so long as Castle Creek Capital Partners VII, L.P. (“Castle Creek”), together with its affiliates, owns in the aggregate at least 4.9% of the outstanding shares of Common Stock, Castle Creek will be entitled to have one representative appointed to the boards of directors of the Company and CFBank, subject to the satisfaction of legal and regulatory requirements, or to designate one representative to attend the meetings of such boards of directors in a non-voting, non-participating observer capacity. Sundeep Rana currently serves as a director of the Company and CFBank as the Castle Creek director representative pursuant to the Securities Purchase Agreement.

In addition, pursuant to the terms of the Securities Purchase Agreement, for so long as any of the Selling Securityholders or other purchasers under the Securities Purchase Agreement (collectively, the “Purchasers”), together with its affiliates and any persons who share a common discretionary investment advisor with such Purchaser, owns at least 4.9% of the outstanding shares of Common Stock, such Purchaser will be entitled to certain preemptive rights if the Company makes any public or nonpublic offering or sale of any equity or any securities, options or debt that is convertible or exchangeable into equity or that includes any equity component, except for certain specified issuances of securities as equity compensation for employees, officers or directors of the Company or as full or partial consideration for certain non-financing transactions. In the event of such offering or sale, such Purchaser would have the right to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are being offered or sold up to the amount of new securities in the aggregate required to enable such Purchaser to maintain its proportionate Common Stock equivalent interest in the Company immediately prior to any such issuance of such new securities.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is included as Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on October 31, 2019, and incorporated by reference herein.

Registration Rights Agreement

In connection with the closing of the Private Placement, the Company and certain of the Purchasers, including each of the Selling Securityholders, entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company agreed to file a registration statement (and subsequent additional registration statements, as required) with the SEC to register for resale the shares of Voting Common Stock and the Series C Preferred Stock issued in the Private Placement and the underlying shares of Voting Common Stock and Non-Voting Common Stock, if any, into which the Series C Preferred Stock may be converted. This registration statement is being filed to satisfy such obligation.

In addition, pursuant to the Registration Rights Agreement, if we intend to file a registration statement covering a primary or secondary offer of any of our Voting Common Stock, Non-Voting Common Stock or other securities, other than a registration pursuant to a registration statement on Form S-8, a registration statement on Form S-4, or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Company is required to promptly give notice to the holders of all Registrable Securities (as defined in the Registration Rights Agreement) of our intention to effect such a registration and will effect the registration under the Securities Act of all Registrable Securities that the holders request to be included in the registration.

Under the Registration Rights Agreement, all fees and expenses incident to the Company’s performance of its obligation s under the Registration Rights Agreement will be borne by the Company whether or not any Registrable Securities are sold pursuant to a registration statement, except that the Company will not be responsible for any underwriting discounts or selling commissions, stock transfer taxes or fees of counsel for the Selling Securityholders (except that the Company will be responsible for expenses of Castle Creek actually and reasonably incurred, including without limitation, reasonable attorneys’ fees, not to exceed $50,000 in the aggregate).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is included as Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on October 31, 2019, and incorporated by reference herein.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is included as Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on October 31, 2019, and incorporated by reference herein.

Directors and Executive Officers

Sundeep Rana, who is a director of the Company and CFBank, is a managing principal of Castle Creek, which is a Selling Securityholder.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains summary descriptions of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”). Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Certificate of Incorporation, it may not contain all of the information that is important to you. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Certificate of Incorporation, our Second Amended and Restated Bylaws (our “Bylaws”), Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived

Authorized Capital Stock

Under our Certificate of Incorporation, we are authorized to issue (a) up to 9,090,909 shares of common stock, par value $0.01 per share (“Common Stock”), of which 1,260,700 shares are designated as non-voting Common Stock (“Non-Voting Common Stock”), and the remainder of the authorized shares are (voting) Common Stock (“Voting Common Stock”); and (b) up to 1,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The Company has designated 5,000 of the authorized shares of Preferred Stock as non-voting convertible perpetual preferred stock, series D, par value $0.01 per share (“Series D Preferred Stock”)

As of November 8, 2024, 5,125,885 shares of our Voting Common Stock were issued and outstanding, 1,260,700 shares of our Non-Voting Common Stock were issued and outstanding, and 2,160 shares of our Series D Preferred Stock were issued and outstanding.

Description of Common Stock

The material terms, limitations and relative rights of our Voting Common Stock and Non-Voting Common Stock (collectively, our “Common Stock”) are identical in all respects except that (i) the holders of our Non-Voting Common are not entitled to vote except with respect to certain matters and (ii) our shares of Non-Voting Common Stock may be converted into shares of Voting Common Stock subject to certain limitations, as further described under “Non-Voting Common Stock” below.

Non-Voting Common Stock

Holders of our Non-Voting Common Stock are not entitled to vote on any matter, except as may otherwise from time to time be required by law. Notwithstanding the foregoing, the Company may not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely, (ii) increase or decrease the authorized number of shares of Non-Voting Stock or (iii) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock.

Subject to the additional restrictions described below, any holder of Non-Voting Common Stock will be permitted to convert, or upon the written request of the Company will be required to convert, shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock at any time and from time to time, provided that upon such conversion the holder, together with all affiliates of the holder, will not own or control in the aggregate more than 9.9% of our Voting Common Stock. Notwithstanding the foregoing, the right to convert will not be available to a transferee of shares of Non-Voting Common Stock with respect to a transfer other than a Permissible Transfer as further described below.

In addition, each share of Non-Voting Common Stock will automatically convert in one (1) share of Voting Common Stock, without any further action on the part of any holder, subject to adjustment as described in the Certificate of Incorporation, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permitted Transfer.

A “Permissible Transfer” is defined in our Certificate of Incorporation means a transfer by a holder of Non-Voting Common Stock (i) to the Company; (ii) in a widely distributed public offering of Voting Common Stock or Non-Voting Common Stock; (iii) that is part of an offering in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company then outstanding; (iv) that is part of a transfer of Voting Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than 50% of the voting securities of the Company without giving effect to such transfer.

Dividend rights

As a Delaware corporation, the Company may, in the discretion of our Board of Directors, generally pay dividends to our stockholders. However, our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by our subsidiary, CFBank. Thus, as a practical matter, any restrictions on the ability of CFBank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by the Company. The ability of CFBank to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Under these laws and regulations, the amount of dividends that may be paid in any calendar year is generally limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to compliance with applicable capital requirements. The ability of CFBank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations.

The dividend rights of holders of the Common Stock are also qualified by and subject to the dividend rights of holders of any Preferred Stock.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay dividends on its Common Stock. In addition, the Company’s ability to pay dividends on its stock is conditioned upon the payment, on a current basis, of quarterly interest payments on the subordinated debentures underlying the Company’s trust preferred securities. Finally, under the terms of the Company’s fixed-to-floating rate subordinated debt, the Company’s ability to pay dividends on its stock is conditioned upon the Company continuing to make required principal and interest payments, and not incurring an event of default, with respect to the subordinated debt.

The dividend rights of holders of the Common Stock are also qualified by and subject to the dividend rights of holders of any outstanding Preferred Stock.

Voting rights

Holders of Voting Common Stock are entitled to vote for the election of directors and upon all other matters which may be submitted to a vote of stockholders generally, with each share being entitled to one vote. Holders of Voting Common Stock do not possess cumulative voting rights. This means that holders of more than 50% of the Voting Common Stock (on a fully diluted basis) voting for the election of directors can elect all of the directors, and holders of the remaining shares will not be able to elect any directors. Our Certificate of Incorporation restricts the ability of any stockholder to vote more than 10% of the outstanding Voting Common Stock. See “Provisions of Our Certificate of Incorporation and Bylaws” under “Restrictions on Acquisitions and Related Anti-Takeover Provisions” below.

Directors are elected by a plurality of the votes cast at each meeting of stockholders for the election of directors. This means that the nominees receiving the highest number of votes will be elected regardless of whether those votes constitute a majority of the shares represented at the meeting. Any other corporate action must be authorized by a majority of the votes cast at the meeting of stockholders unless otherwise provided by Delaware law, our Certificate of Incorporation or our Bylaws.

Liquidation rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of our debts and liabilities, all of our assets available for distribution, subject to the rights of the holders of any outstanding Preferred Stock.

Preemptive rights

Holders of our Common Stock do not have preemptive rights to purchase additional securities that may be issued by us in the future.

Subscription, preference, conversion, exchange and redemption rights

The holders of shares of our Common Stock do not have subscription, preference, conversion or exchange rights (except for the rights of holders of our Non-Voting Common Stock to convert shares of Non-Voting Common Stock into shares of Voting Common Stock as described above). There are no mandatory redemption provisions applicable to shares of our Common Stock.

The rights, preferences and privileges of the holders of our Common stock are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any shares of Preferred Stock that our Board of Directors may designate and issue in the future.

Listing

Our Voting Common Stock trades on The NASDAQ Capital Market under the symbol “CFBK.”

Transfer agent and registrar

The transfer agent and registrar for our Common Stock is Computershare, Inc. located in Canton, Massachusetts.

Restrictions on Acquisitions and Related Anti-Takeover Provisions

Several provisions of our Certificate of Incorporation and Bylaws, the Delaware General Corporation Law, and applicable federal laws and regulations limit the ability of any person to acquire a controlling interest in us and thus may be deemed to have an anti-takeover effect. The following discussion is a general summary and is qualified in its entirety by reference to the relevant provisions of our Certificate of Incorporation and Bylaws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the provisions of applicable Delaware and federal laws and regulations.

Provisions of Our Certificate of Incorporation and Bylaws

Ability to Issue Preferred Stock

Shares of our Preferred Stock may be issued at any time with such preferences and designations as the Board of Directors may determine. The Board of Directors can, without stockholder approval (subject to the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), issue Preferred Stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of Common Stock and may assist management in impeding a takeover or attempted change in our control.

Limitation on Voting Rights

Our Certificate of Incorporation provides that no beneficial owner of our outstanding Common Stock holding in excess of 10% of the then-outstanding shares of our Common Stock (the “Limit”) is permitted to vote any shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the Exchange Act and includes (i) shares beneficially owned by such person or any affiliate (as defined in Rule 12b-2 of the Exchange Act), (ii) shares which such person or his affiliates have the right to acquire pursuant to any agreement or understanding, including without limitation upon the exercise of conversion rights or options and (iii) shares as to which such person or his affiliates are deemed to have beneficial ownership through any partnership, syndicate or group acting for the purpose of acquiring, holding, voting or disposing of shares of Common Stock. Notwithstanding the foregoing, shares with respect to which a revocable proxy has been granted in connection with a meeting of stockholders and shares beneficially owned by any benefit plan of ours are not subject to the limitation, and none of our directors or officers (or any affiliate thereof) will be deemed to beneficially own shares of Common Stock of any other director or officer (or any affiliate thereof) solely by reason of service as a director or officer of the Company.

Classified Board of Directors

Our Board of Directors is divided into three classes, each of which contains approximately one-third of the whole number of members of the Board of Directors. Each class serves a staggered term, with one-third of the total number of directors being elected each year. Our Certificate of Incorporation provides that the size of the Board of Directors may be fixed from time to time by a majority of the directors. Any vacancy occurring in the Board of Directors, including a vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to use its voting power to gain full control of the board without the consent of the incumbent Board of Directors.

Nomination Procedure

Our Bylaws provide that a stockholder may nominate any person to serve as a director, but notice of the nomination generally must be provided to us no later than 90 days prior to the date of the meeting of stockholders.

Removal of Directors

Our Certificate of Incorporation provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock. In the absence of these provisions, the vote of the holders of a majority of the voting stock could remove the entire Board of Directors, with or without cause, and replace it with persons of the stockholders’ choice.

No Cumulative Voting; No Special Meetings Called by Stockholders; No Action by Written Consent

Our Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of our stockholders may be called only by the Board of Directors, subject to the rights of the holders of Preferred Stock. Our Certificate of Incorporation and our Bylaws provide that any action required or permitted to be taken by our stockholders may be taken only at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting, subject to the rights of the holders of Preferred Stock. In addition, at any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors. An effect of these provisions, taken together, is that holders of our Common Stock cannot take action except at an annual meeting or at a special meeting called by the Board of Directors.

Availability of Authorized Shares

Our Certificate of Incorporation authorizes the issuance of up to 9,090,909 shares of Common Stock and up to 1,000,000 shares of Preferred Stock. The authorization of these shares gives the Board of Directors flexibility to effect financings, acquisitions, stock dividends, stock splits and employee stock options, among other transactions. However, these additional authorized shares also may be used by the Board of Directors, to the extent consistent with its fiduciary duty, to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

Supermajority Stockholder Vote Required to Approve Business Combinations with Principal Stockholders

Our Certificate of Incorporation requires the approval of the holders of at least 80% of our outstanding shares of voting stock to approve certain Business Combinations, as defined below, and related transactions. Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation, must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of its common stock and any other affected class of stock. Under our Certificate of Incorporation, the affirmative vote of stockholders holding at least 80% of the outstanding shares of our voting stock is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares; in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term “Interested Stockholder” is defined in our Certificate of Incorporation to include any individual, corporation, partnership or other entity (other than the Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 25% or more of the outstanding shares of our voting stock. This provision of our Certificate of Incorporation applies to any “Business Combination,” which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder (or affiliate thereof, as defined in our Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder (or affiliate thereof) of 25% or more of our assets; (iii) our issuance or transfer to any Interested Stockholder (or affiliate thereof) of any of our securities in exchange for any assets, cash or securities, the value of which equals or exceeds 10% of the fair market value of our Common Stock; (iv) the adoption of any plan for our liquidation or dissolution proposed by or on behalf of any Interested Stockholder (or affiliate thereof) and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of our other equity or convertible securities owned directly or indirectly by an Interested Stockholder (or affiliate thereof).

Supermajority Stockholder Vote Required to Amend Our Certificate of Incorporation and Bylaws

Amendment of our Certificate of Incorporation must be approved by a majority vote of our Board of Directors or by the affirmative vote of at least 80% of the outstanding shares of our voting stock entitled to vote (after giving effect to the provision limiting voting rights) in order to amend or repeal certain provisions of our Certificate of Incorporation, including the provisions relating to voting rights (Article Fourth, Part C), management of our business and conduct of our affairs and calling special meetings of stockholders (Article Fifth, Parts C and D), the number, classification and nominations of directors (Article Sixth), amendment of the Bylaws (Article Seventh), approval of certain business combinations (Article Eighth), director and officer indemnification (Article Tenth) and amendment of our Certificate of Incorporation (Article Twelfth). Article VIII of the Bylaws specifies that the Bylaws may be amended only by a majority of the members of the Board of Directors or by the affirmative vote of stockholders holding at least 80% of the outstanding shares of our voting stock.

Advance Notice Required to Nominate Candidates for Director or to Make a Proposal

Article Sixth of our Certificate of Incorporation incorporates by reference Article I, Section 6 of the Bylaws, as it pertains to stockholder nominations for director. As noted above, a stockholder who intends to nominate a candidate for election to the Board of Directors must give us at least 90-days’ advance notice. Article I, Section 6 of the Bylaws also requires a stockholder to give 90-days’ prior notice with respect to any new business to be brought before an annual meeting of stockholders; the stockholder also must provide certain information to us concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder. In addition, at any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

Regulatory Restrictions

Federal law provides that no person or company, directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions, may acquire control of a national banking association at any time without the prior approval of the OCC. Federal law also provides that no person or company, directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions, may acquire control of a bank holding company at any time without the prior approval of the FRB. In addition, any company that acquires control of us becomes a bank holding company subject to registration, examination and regulation as a bank holding company. Control in this context means ownership of, control of, or holding proxies representing more than 25% of the voting shares of a national bank or the power to control in any manner the election of a majority of the directors of such institution.

Delaware Law

Delaware law provides additional protection against hostile takeovers. The Delaware takeover statute, which is codified in Section 203 of the Delaware General Corporation Law, is intended to discourage certain takeover practices by impeding the ability of a hostile acquirer to engage in certain transactions with the target company.

In general, Section 203 provides that a Person (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an Interested Stockholder) may not consummate a merger or other business combination transaction with the corporation at any time during the three-year period following the date the Person became an Interested Stockholder. The term “business combination” is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

The statute exempts the following transactions from the requirements of Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation’s directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. The Company has not so exempted itself from the requirements of the statute.

PLAN OF DISTRIBUTION

We are registering the Securities to permit the sale, transfer or other disposition of the Securities by the Selling Securityholders or their donees, pledgees, distributees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Securities. We will bear the fees and expenses incurred by us in connection with our obligation to register the Securities. If the Securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts, selling commissions or stock transfer taxes, as applicable.

The Securities offered hereby may be sold from time to time in one or more transactions at fixed prices, at prices related to prevailing market prices, at negotiated prices, or, in the case of sales of our common stock, at market prices prevailing at the time of sale. While there is no established public trading market for the Non-Voting Common Stock, we believe the actual offering price in sales of the Non-Voting Common Stock by the Selling Securityholders will be derived from the prevailing market price of our Voting Common Stock at the time of any such sale. These prices, as well as the timing, manner and size of each sale, will be determined by the Selling Securityholders or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in a block trade in which a broker-dealer will attempt to sell a block of Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities for whom they may act as agent;

•

the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of Securities by such pledgee or secured parties;

•

through distribution by a Selling Securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders) or creditors;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

•	directly to one or more purchasers; or

•	in any combination of the above or by any other legally available means.

The Selling Securityholders may enter into sale, forward and derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell Securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Securities. The third parties also may use securities received under those sale, forward sale or derivative arrangements or securities pledged by the Selling Securityholders or borrowed from Selling Securityholders or others to settle such third-party sales or to close out any related open borrowings of securities.

The Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities or short and deliver the Securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers which require the delivery of Securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such Securities pursuant to this prospectus. The Selling Securityholders also may loan or pledge Securities, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. The Selling Securityholders also may transfer, donate and pledge Securities, in which case the transferees, donees, pledgees or other successors in interest may be deemed Selling Securityholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale by the Selling Securityholders of the Securities. The Selling Securityholders may decide to sell all or a portion of the Securities offered by it pursuant to this prospectus or may decide not to sell any Securities under this prospectus. In addition, the Selling Securityholders may sell or transfer the Securities by other means not described in this prospectus. Any Securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

Underwriters, broker-dealers (including Selling Securityholders who are registered broker-dealers) or agents participating in the distribution of the Securities are deemed to be “underwriters” within the meaning of the Securities Act. Selling Securityholders, including those who are affiliates of registered broker-dealers, may be deemed to be underwriters within the meaning of the Securities Act. Profits on the sale of Securities by Selling Securityholders, and any commission received by any other underwriter, broker-dealer or agent, may be deemed to be underwriting commissions under the Securities Act.

Selling Securityholders that are deemed to be underwriters are subject to statutory liabilities, including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Securityholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the Selling Securityholders and any other relevant person of any of the Securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Securities to engage in market-making activities with respect to the Securities being distributed. All of the above may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

To the extent required, the Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, any specific plan of distribution, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify in certain circumstances the Selling Securityholders against certain liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any underwriter that participates in transactions involving the sale of Securities against certain liabilities, including liabilities arising under the Securities Act.

The Non-Voting Common Stock is not listed on any exchange, and we do not intend to list the Non-Voting Common Stock on any exchange. Our Voting Common Stock is listed on the Nasdaq Global Select Market under the symbol “CFBK.” On January 2, 2025, the closing price of our Voting Common Stock on the Nasdaq Global Select Market was $25.20.

LEGAL MATTERS

Vorys, Sater, Seymour and Pease LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CF Bankshares Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in CF Bankshares Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars, LLP contains an explanatory paragraph stating CF Bankshares Inc. changed its method of accounting for credit losses on financial instruments due to the adoption of Accounting Standards Codification Topic 326: Financial Instruments – Credit Losses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.

We make available, free of charge, on our website at www.CF.Bank, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as provided above. The documents that establish the terms of the Securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are furnished and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC under SEC File No. 25045:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 14, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed on August 14, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed on November 13, 2024;

•

our Current Reports on Form 8-K, filed on February 6, 2024, February  7, 2024, April  15, 2024, May  7, 2024, May  31, 2024, June  12, 2024, August  6, 2024 and October 30, 2024, only to the extent filed and not furnished; and

•

the description of our shares of common stock, which is contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 29, 2024, and as amended by any subsequent amendments and reports filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person to whom this prospectus is delivered, upon written or oral request, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus or any accompanying prospectus supplement. Requests should be directed to:

CF Bankshares Inc.

Attention: Timothy T. O’Dell

4960 E. Dublin Granville Road, Suite #400

Columbus, Ohio 43081

Telephone: (614) 334-7979

Up to 1,260,700 Shares of Non-Voting Common Stock

Up to 1,260,700 Shares of Common Stock Issuable Upon Conversion of Non-Voting Common Stock

PROSPECTUS

[●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby (other than underwriting discounts and commissions), all of which are to be paid by the Company. With the exception of the SEC registration fee, all of the amounts set forth below are estimates and actual expenses may vary.

SEC Filing Fee	$4,831
Printing expenses	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Transfer agent fees and expenses	1,000
Miscellaneous expenses	5,000

Total	$50,831

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), adjustments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense which such officer or director has actually and reasonably incurred.

Article Tenth of the Certificate of Incorporation provides that, to the extent permitted by Delaware General Corporation Law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article Eleventh of the Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to the Company or its stockholders.

Item 16. Exhibits

Exhibit Number	Description of Exhibits
4.1	Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Commission on November 9, 2017 (File No. 0-25045))

4.2

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-2 (File No. 333-129315), filed with the Commission on October 28, 2005)

4.3

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the commission on August 14, 2009 (File No. 0-25045))

4.4

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.5 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the Commission on November 10, 2011 (File No. 0-25045))

4.5

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.5 to the registrant’s Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-177434), filed with the Commission on May 4, 2012)

4.6

Certificate of Designations to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014. (File No. 0-25045))

4.7

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated August 20, 2018, filed with the commission on August 20, 2018 (File No. 0-25045)

4.8

Certificate of Designations to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated October 25, 2019, filed with the Commission on October 31, 2019 (File No. 0-25045))

4.9

Certificate of Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated May 29, 2020, filed with the Commission on June 2, 2020 (File No. 0-25045))

4.10

Amendment to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated July 28, 2020, filed with the Commission on July 20, 2020 (File No. 0-25045))

4.11

Certificate of Incorporation, as amended, of the registrant (incorporated by reference to Exhibit 3.10 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the Commission on August 12, 2020 (File No. 0-25045)) [This document represents the Certificate of Incorporation of the registrant in compiled form incorporating all amendments through July 24, 2020. This compiled document has not been filed with the Delaware Secretary of State.]

4.12

Certificate of Designations to Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated February 5, 2024, filed with the Commission on February 6, 2024 (File No. 0-25045))

4.13

Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 27, 2008 (File No. 0-25045))

Exhibit Number	Description of Exhibits

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.*

10.1

Securities Purchase Agreement, dated October 25, 2019, by and among the Company, Castle Creek Capital Partners VII, L.P. and certain other purchasers (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated October 25, 2019, filed with the Commission on October 31, 2019 (File No. 0-25045)

10.2

Registration Rights Agreement, dated October 31, 2019, by and among the Company, Castle Creek Capital Partners VII, L.P. and certain other purchasers (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K dated October 25, 2019, filed with the Commission on October 31, 2019 (File No. 0-25045)

23.1	Consent of Forvis Mazars, LLP, independent registered public accounting firm.*

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature pages of this registration statement)

107	Filing Fee Table*

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 7th day of January, 2025.

CF BANKSHARES INC.

By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of CF Bankshares Inc. (the “Company”) hereby constitutes and appoints Timothy T. O’Dell as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in the capacities indicated below, to do any and all acts and things, and to execute any and all instruments, which said attorney-in-fact or agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him in his name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, including requests to accelerate the effectiveness of each registration statement, with the Securities and Exchange Commission; and he does hereby ratify and confirm all that the said attorney-in-fact and agent, or his substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert E. Hoeweler Robert E. Hoeweler, Chairman and Director	January 7, 2025

/s/ Timothy T. O’Dell Timothy T. O’Dell, President and Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2025

/s/ Kevin J. Beerman Kevin J. Beerman, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 7, 2025

/s/ Thomas P. Ash Thomas P. Ash, Director	January 7, 2025

/s/ James H. Frauenberg II James H. Frauenberg II, Director	January 7, 2025

/s/ Edward W. Cochran Edward W. Cochran, Director	January 7, 2025

/s/ David L. Royer David L. Royer, Director	January 7, 2025

/s/ Sundeep Rana Sundeep Rana, Director	January 7, 2025